Horizon Mineral Corp.

9101 West Sahara Avenue

Las Vegas, Nevada

89117

PRIVATE & CONFIDENTIAL

March 15, 2014

Boomchat Inc.

1685 H Street Suite 676

Blaine WA 98230

Attention: Robert Coleridge

RE:

PROPOSED SHARE EXCHANGE

Dear Robert:

This letter of intent (“LOI”) summarizes the mutual understandings and commitments in respect of a proposed transaction (the “Transaction”) among Horizon Minerals Corp. (“Horizon”), Boomchat Inc. (“Boomchat”) and all of the shareholders of Boomchat (the “Shareholders”). The Transaction will take the form of a share exchange pursuant to which Horizon will acquire all of the issued and outstanding common shares of Boomchat (each, a “Boomchat Share”), in exchange for common shares of Horizon (each, a “Horizon Share”), with the result being that Boomchat will become a wholly owned subsidiary of Horizon upon the completion of the Transaction. Horizon and Boomchat agree to work together to determine the appropriate structure for the Transaction, to be fully set out in the Definitive Agreement (as defined below), whether by share exchange, plan of arrangement, amalgamation or otherwise, with a view to minimizing any negative tax implications of the Transaction.

The matters described in this LOI reflect the present intention of Horizon and Boomchat, but are not intended to be binding on either of the parties and do not constitute a definitive agreement excepting sections 14, 16, 18, 19 and 20 hereof, which shall remain binding on the parties.

All references to currency in this LOI are to United States Dollars.

Background

Horizon is a Delaware incorporated company that is registered under the United State Securities Exchange Act of 1934, is an “OTC Reporting Issuer” and quoted on the OTC Bulletin Board and OTCQB under the symbol “HZNM”. On March 15, 2014 Horizon is authorized to issue 200,000,000 common shares, of which 66,000,000 are issued and outstanding, and has no incentive stock options or other convertible securities outstanding.

Boomchat is a private Nevada company in the business of providing technology solutions. It is authorized to issue 75,000,000 common shares, of which no more than 75,000,000 will be issued and outstanding on the closing date of the Transaction (the “Closing Date”). Boomchat does not have any incentive stock options or other convertible securities outstanding.

Consideration

1.

On the Closing Date, Horizon will acquire all of the issued and outstanding Boomchat Shares in exchange for 36,000,000 million Horizon Shares.

2.

Upon signing a Definitive Agreement Horizon will pay Boomchat $50,000 USD.

3.

30 days after signing the Definitive Agreement Horizon will pay Boomchat $100,000 USD

4.

60 days after signing the Definitive Agreement Horizon will pay Boomchat $100,000 USD.

Mutual Due Diligence

5.

Upon the execution of this LOI and until the close of business on March 30, 2014 (the “Due Diligence Period”), each of Horizon and Boomchat and its representatives shall be entitled to conduct and complete its due diligence investigations of the other party, including its financial condition, affairs and assets, and shall be provided full access to the business, records, management, contracts, commitments and other documentation of the other party for such purpose. The Due Diligence Period may be extended by written consent of both Horizon and Boomchat.

Definitive Agreement

6.

Upon the execution of this LOI, Horizon and Boomchat shall begin negotiations with a view to settling and signing a definitive agreement (the “Definitive Agreement”) which will set out in full their ongoing relationship and the terms of the Transaction. The parties will negotiate in good faith to complete the Definitive Agreement to be signed by Horizon, Boomchat and, if required by Horizon, the Shareholders, as soon as reasonably practicable and in any event on or before April 15, 2014. The Definitive Agreement will incorporate the terms and conditions of this LOI, together with such additional representations, warranties, covenants, terms and conditions respecting the Transaction and all related matters as are usual and customary in transactions of a similar size and character, including, without restricting the generality thereof, representations and warranties with respect to Boomchat’s ownership of and title to its assets; the Shareholders’ title to the Boomchat Shares; and the organization, authority, share capital and business operations of Boomchat (including Boomchat’s liabilities, licenses, contracts, permits, financial books and records, financial statements and compliance with laws).

Closing Date

7.

The Closing Date shall be specified in the Definitive Agreement and shall be no later than 60 days after the date the Definitive Agreement has been executed and delivered by the parties, or such other date as the parties may agree in writing. Notwithstanding the foregoing, the parties agree to use reasonable commercial efforts to complete the Transaction at the earliest possible date, subject to the satisfaction of all conditions precedent.

Name Change

8.

Upon the completion of the Transaction or as soon as practicable thereafter, Horizon will change its name to “Boomchat” or such other name as the parties may agree upon.

Directors and Officers

9.

On or before the Closing Date, the current directors of Horizon shall tender their resignations from the board of the directors. On the completion of the Transaction, the directors and officers of Horizon shall be as follows:

CEO: Robert Coleridge

or, if any of such persons are not acceptable to applicable securities regulatory authorities, such persons to be agreed by Horizon and Boomchat, subject to applicable securities regulatory authorities.

10.

Horizon will take such steps as may be necessary, including the filing of an information statement pursuant to Section 14(f) of the United States Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Rule 14f-1 thereunder, to effect the changes in the officers and directors as set out in section 6.

Representations and Warranties of Horizon

11.

Horizon hereby represents and warrants to Boomchat that:

(a)

it has good and sufficient right and authority to enter into this LOI and carry out its obligations hereunder;

(b)

it is duly incorporated and in good standing in the state of Delaware;

(c)

the Horizon Shares are not suspended from trading or cease-traded;

(d)

all of its public filings available at www.edgar.com are true, complete and correct in all material respects;

(e)

other than the Horizon Shares referred to in this LOI, there are no other shares, options, warrants, convertible notes or debentures, agreements, documents, instruments or other writings of any kind whatsoever which constitute a “security” of Horizon which are outstanding;

(f)

there are no outstanding actions, suits, judgments, investigations or proceedings of any kind whatsoever against or affecting Horizon at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever nor are there, to the best of its knowledge, any pending or threatened; and

(g)

the entering into and the performance of this LOI and the transactions contemplated herein will not result in the violation of any of the terms and provisions of the constating documents of Horizon, any shareholders’ or directors’ resolutions, or any indenture or other material agreement, written or oral, to which it may be bound or by which it may be subject, or any judgment, decree, order, rule or regulation of any court or administrative body by which it is bound or, to the best of its knowledge, any statute or regulation applicable to it.

Representations and Warranties of Boomchat

12.

Boomchat hereby represents and warrants to Horizon that:

(a)

it has good and sufficient right and authority to enter into this LOI and carry out its obligations hereunder;

(b)

it is duly incorporated and in good standing in the state of Nevada, and is not subject to any regulatory decision or order prohibiting or restricting trading in its securities;

(c)

other than the Boomchat Shares referred to in this LOI, there are no other shares, options, warrants, convertible notes or debentures, agreements, documents, instruments or other writings of any kind whatsoever which constitute a “security” of Boomchat which are outstanding;

(d)

it is developing and/or operating a simple private image and video sharing solution for mobile users in Asia using smartphone App with secured cloud service to share private media on demand and send them to a controlled list of recipients;

(e)

there are no outstanding actions, suits, judgments, investigations or proceedings of any kind whatsoever against or affecting Boomchat at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever nor are there, to the best of its knowledge, any pending or threatened; and

(f)

the entering into and the performance of this LOI and the transactions contemplated herein will not result in the violation of any of the terms and provisions of the consenting documents of Boomchat, any shareholders’ or directors’ resolutions, or any indenture or other material agreement, written or oral, to which it may be bound or by which it may be subject, or any judgment, decree, order, rule or regulation of any court or administrative body by which it is bound or, to the best of its knowledge, any statute or regulation applicable to it.

Conditions to the Obligations of Horizon, Boomchat and the Shareholders

13.

The Definitive Agreement will contain customary conditions to closing such as approval by applicable securities regulatory authorities and any other necessary regulatory approvals and the accuracy of the representations and warranties therein, as well as the following additional conditions:

(a)

completion by Horizon of its due diligence investigation of Boomchat to the satisfaction of Horizon, including the nature and value of Boomchat’s assets and financial condition and the nature and extent of Boomchat’s obligations;

(b)

completion by Boomchat of its due diligence investigation of Horizon to the satisfaction of Boomchat, including the nature and value of Horizon’s assets and financial condition and the nature and extent of Horizon’s obligations;

(c)

the satisfactory review by both Horizon and Boomchat of the tax and securities implications of the Transaction;

(d)

Boomchat and the Shareholders taking all proper steps, actions and corporate proceedings for the sale to Horizon of the Boomchat Shares, including any resolutions required to ensure that the Boomchat Shares are transferred free and clear of any encumbrances, adverse claim, right or interest;

(e)

Boomchat and Horizon obtaining all required directors, regulatory, and third party consents;

(f)

the issuance of Horizon Shares to the Shareholders being exempt from the prospectus and registration requirements of applicable securities laws; and

(g)

if required by the SEC, receipt of a valuation and fairness opinion in respect of the Transaction, which opinion has not been subsequently withdrawn.

Fees and Expenses

14.

Horizon and Boomchat agree that, whether or not the Transaction is consummated, they will pay their own fees and expenses (including those of their representatives) and any fee for advice or opinions incurred in connection with their due diligence investigations and the negotiation, preparation, execution and delivery of this LOI and the Definitive Agreement.

Disclosure

15.

Horizon and Boomchat will work in good faith to ensure the timely receipt of all applicable approvals and to provide full, true and complete disclosure to each other of the materials reasonably required in connection with their respective due diligence reviews in a timely fashion having regard to the scope and nature of the transactions described in this LOI.

Publicity

16.

The parties agrees to provide each other with draft copies of any press releases or public announcements with respect to this LOI or the Transaction and any other matters contemplated herein a reasonable time before issuing such release. No disclosure or announcement, public or otherwise, in respect of this LOI or the Transaction may be made by either party without first consulting other party as to timing, content and method, provided that the obligations herein will not prevent any party from making, after such consultation with the other parties, such disclosure as its counsel advises is required by applicable laws.

Termination

17.

Each of Horizon and Boomchat shall, in its sole discretion, have the right to terminate this LOI as follows:

(a)

if either Horizon or Boomchat is not satisfied with the results of its due diligence investigation of the other party or as to the legal or tax consequences of concluding the Transaction as contemplated herein, provided notice of such termination is given to the other party on or before expiry of the Due Diligence Period; or

(b)

the Definitive Agreement is not executed on or before April 15, 2014, or such later date as may be agreed to in writing by the parties.

In the event this LOI is terminated as provided for herein, the provisions of sections 14, 16 and 18 of this LOI shall survive such termination.

Confidentiality

18.

Any information concerning either of the parties and their respective affiliates which has been disclosed to the other party or its representatives, but has not been publicly disclosed, shall be kept strictly confidential and shall not be disclosed or used by the recipient thereof, whether or not the closing of the Transaction occurs, unless such party otherwise agrees in writing or unless disclosure is required in order for such party to comply with applicable laws or a court order.

All such information in any form whatsoever, including, without limitation, copies thereof and derivative materials made therefrom will be returned to the party originally delivering them or, at the direction of such party, destroyed in the event that the Transaction is not completed.

Exclusivity

19.

Each of the parties agrees that it will not accept, solicit, initiate or encourage proposals or offers from any other party relating to the acquisition or disposition of all or any part of its issued or unissued shares or assets from the date of this LOI until the Closing Date.

Carry on Business

20.

Horizon agrees that it will carry on its business in the ordinary course until the Closing Date and that it will not, without the prior written consent of Boomchat, terminate, hire or appoint any officer, director or employee; terminate or enter into any material contract, permit, license, lease or other similar instrument; incur any debts or liabilities other than in the ordinary course of business; alter its constating documents. In addition, Horizon will not, without the prior written consent of Boomchat, issue any securities except as provided herein.

Further Assurances

21.

The parties will with reasonable diligence do all such things and provide all such reasonable assurances as may be required to obtain the approval of applicable regulatory authorities to the transactions contemplated in this LOI, and each party will provide such further documents or instruments as may be necessary to effect the purposes of this LOI. Without restricting the foregoing, Boomchat acknowledges that it will be required to submit to the SEC detailed information about its business and affairs.

Good Faith

22.

Horizon and Boomchat agree to perform or cause to be performed all such acts and deeds as may be required to give full force and effect to the terms and provisions of this LOI, and to cooperate with each other and each other’s counsel and other professional advisors in the preparation, execution and delivery of any and all documents or instruments necessary to give full force and effect to the terms and provisions set out herein and in the Definitive Agreement and any other documents required to give effect hereto.

No Assignment

23.

This rights and obligations created by this LOI are not assignable by either party.

Entire Agreement

24.

This LOI contains the entire agreement between the parties and supersedes all prior letters of intent, agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied with respect to the subject matter hereof.

Severability

25.

In the event any provisions of this LOI are deemed unenforceable, invalid or void, in whole or in part, by any court of competent jurisdiction, the remaining terms and provisions will remain in full force and effect.

Governing Law

26.

This LOI shall be governed by and construed in accordance with the laws of the state of Delaware.

Counterparts

27.

This LOI may be executed in any number of counterparts or by electronic transmission, each of which will constitute an original and all of which together shall form one document.

-THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK-

Time

28.

Time is of the essence of this LOI.

If the foregoing reflects your understanding of our mutual intent in relation to the Transaction, please indicate your confirmation by executing and returning an originally signed copy of this LOI at your earliest convenience.

HORIZON MINERALS CORP.

By: /s/ Robert Fedun

Confirmed this 15 day of March, 2014 by:

BOOMCHAT INC.

By: /s/